UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2007

OMNOVA Solutions Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Ghent Road Fairlawn, Ohio,	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(330) 869-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement

On December 28, 2007, OMNOVA Solutions Inc., (the “Company”) entered into Amendment No. 1 to Amended And Restated Credit Agreement with the financial institutions party thereto, as lenders, and JP Morgan Chase Bank, N.A. as agent for the lenders. The amendment increased the size of the revolving credit facility (the “Facility”) from $80 million to $90 million and permits the Company to utilize borrowings under the Facility to purchase the remaining equity interest in the Company’s Asian joint ventures. There were no changes to the term, borrowing rates, covenants and collateral under the Facility.

Additionally, on December 31, 2007, the Company entered into an agreement with its Asian joint venture partner, CPPC Public Company, Ltd. (“CPPC”), to purchase all remaining equity interests in the Company’s Asian joint ventures from CPPC for a purchase price of $28 million in cash, with a potential for future consideration of $2 million based on achievement of certain financial objectives. The agreement is subject to satisfaction on or prior to January 8, 2008 of certain conditions subsequent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA Solutions Inc.

Date: January 4, 2008	By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Corporate Secretary